UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)          March 21, 2005

Commission File Number 1-5869-1

SUPERIOR UNIFORM GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	11-1385670
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
10055 Seminole Blvd., Seminole, Florida	33772
(Address of Principal Executive Offices)	(Zip Code)

(727) 399-9611
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

        On March 21, 2005, the Registrant entered into a contract for sale of its Tampa, Florida plant to Star 999 Development, Inc. for a purchase price of $3,250,000, to close on or before November 30, 2005, subject to customary closing conditions, including a 45-day due diligence period during which Buyer may determine the suitability of the property, in Buyer’s sole and absolute discretion. The Registrant will retain its right to remain in possession of the plant for up to one year subsequent to closing by making $10,000 per month lease payments.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.
By: /s/ Richard T. Dawson
Richard T. Dawson
Vice President, General Counsel and Secretary

Date:  March 25, 2005